EXHIBIT 16

SECOND AMENDED AND RESTATED JOINT FILING AGREEMENT

This Second Amended and Restated Joint Filing Agreement (this “Agreement”) amends and restates the Amended and Restated Joint Filing Agreement, dated March 19, 2012, by and among Invus, L.P., Invus Public Equities, L.P., Invus Advisors, L.L.C., Invus Public Equities Advisors, LLC, Ulys, L.L.C. and Raymond Debbane.

We, the signatories of this statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us and on behalf of any affiliate of Invus, L.P. that executes a joinder hereto.

INVUS, L.P. By: INVUS ADVISORS, L.L.C., its general partner

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President

INVUS PUBLIC EQUITIES, L.P. By: INVUS PUBLIC EQUITIES ADVISORS, LLC, its general partner

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President

INVUS ADVISORS, L.L.C.

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President

INVUS PUBLIC EQUITIES ADVISORS, LLC

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President

INVUS C.V.

By: ULYS, L.L.C., its general partner

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President
ULYS, L.L.C.
By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President
RAYMOND DEBBANE
/s/ Raymond Debbane
ARTAL INTERNATIONAL S.C.A.
By: ARTAL INTERNATIONAL MANAGEMENT S.A., its managing partner
By:	/s/ Anne Goffard
Name:	Anne Goffard
Title:	Managing Director
ARTAL INTERNATIONAL MANAGEMENT S.A.
By:	/s/ Anne Goffard
Name:	Anne Goffard
Title:	Managing Director
ARTAL GROUP S.A.
By:	/s/ Anne Goffard
Name:	Anne Goffard
Title:	Authorized Person
WESTEND S.A.
By:	/s/ Pascal Minne
Name:	Pascal Minne
Title:	Director

STICHTING ADMINISTRATIEKANTOOR WESTEND

By:	/s/ Pascal Minne
Name:	Pascal Minne
Title:	Sole Member of the Board

MR. PASCAL MINNE

/s/ Pascal Minne

Dated: April 10, 2012